Exhibit 99.1

Raven Industries, Inc.
Grants of Stock Options and Restricted Stock Units Under Long-Term Incentive Plan for 2016

Executive Officer	Title	Stock Options	RSUs performance-based at Target Level	RSUs time-based
Daniel A. Rykhus	President and Chief Executive Officer	102,300	22,810	14,250
Steven E. Brazones	Vice President and Chief Financial Officer	32,800	7,300	4,570
Stephanie Herseth Sandlin	General Counsel and Vice President Corporate Development	32,800	7,300	4,570
Brian E. Meyer	Division VP and General Manager - Applied Technology Division	29,900	6,660	4,170
Anthony J. Schmidt	Division VP and General Manager - Engineered Films Division	29,900	6,660	4,170